SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)		46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On July 21, 2006, we issued a press release announcing our results of operations for the quarter and six month period ended June 30, 2006, including, among other things, an income statement for those periods. In addition, on the same day we are holding a teleconference for analysts and media to discuss those results. The teleconference will be web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.
We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, that differ from financial measures reported in conformity with U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99, we used non-GAAP financial measures in comparing the financial results for the second quarter and first six months of 2006 with the same periods of 2005. Those measures include operating income, income before taxes, income taxes, net income, and earnings per share adjusted to exclude the effect of a charge for product liability matters in the second quarter of 2005. That charge is described in more detail in our Form 8-K dated July 21, 2005.
In the press release attached as Exhibit 99, we also provided financial expectations for the third quarter and full year 2006. In addition to providing earnings-per-share expectations on a GAAP basis, we provided non-GAAP earnings-per-share growth comparisons on an adjusted basis. In order to provide a more meaningful earnings-per-share growth comparison between 2005 results and projected 2006 results, we made the following adjustments to 2005 earnings per share:
•	We excluded the second quarter 2005 product liability charge discussed above

•	We excluded the following charges recognized in the fourth quarter of 2005 (described in more detail in our Form 8-K dated January 26, 2006):
o	Asset impairment, restructuring and other special charges

o	The cumulative effect of an accounting change due to the adoption of new accounting rule (FIN 47) for conditional asset retirement obligations.
The items that we exclude are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.
Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible. For example, in our press release we note that our earnings guidance for 2006 does not include the impact of future material, unusual items such as possible charges that could occur if the company proceeds with proposals to close certain European sites.
The information in this Item 2.02 and the press release attached as Exhibit 99 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99	Press release dated July 21, 2006, together with related attachments

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
	By:	/s/ Derica W. Rice
		Name:	Derica W. Rice
Dated: July 21, 2006		Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99	Press release dated July 21, 2006, together with related attachments.

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